INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN INVESTMENT TRUST II

AMENDED AS OF SEPTEMBER 25, 2015

Schedule A

Fund	Effective Date	Period End	Compensation Percentage
Nuveen Equity Long/Short Fund	October 15, 2014	August 1, 2016	50.0000%
Nuveen Global Growth Fund	October 1, 2014	August 1, 2016	50.0000%
Nuveen Growth Fund	October 1, 2014	August 1, 2016	50.0000%
Nuveen International Growth Fund	October 1, 2014	August 1, 2016	50.0000%
Nuveen Winslow Managed Volatility Equity Fund	September 28, 2015	August 1, 2017	20.0000%

[SIGNATURE PAGE FOLLOWS]

Effective as of September 25, 2015, the following legend applies to Nuveen Winslow Managed Volatility Equity Fund, for which the Sub-Adviser provides the services described in this Agreement pursuant to Commodity Futures Trading Commission Rule 4.7:

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

NUVEEN FUND ADVISORS, LLC

BY:	/S/ GIFFORD R. ZIMMERMAN
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

BY:	/S/ KEVIN J. MCCARTHY
Managing Director

ATTEST:

/s/ Virginia O’Neal

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